Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Third Quarter 2022 Results

New York, NY — November 10, 2022 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a programmatic digital advertising leader using advanced machine learning technology and privacy-forward solutions to deliver real-world value for advertisers and marketers, today announced its third quarter 2022 financial results.

Third Quarter 2022 Financial Overview:

•
Revenue: Revenue decreased by $2.0 million in third quarter 2022, or 4.9%, to $37.6 million from $39.5 million in third quarter 2021.
•
Gross Profit: Gross Profit of $18.0 million in third quarter 2022 was down from $20.3 million in third quarter 2021. Gross Profit Margin was 47.9%, compared to 51.4% in third quarter 2021.
•
Adjusted Gross Profit*: Adjusted Gross Profit* decreased to $24.7 million in third quarter 2022, a decrease of $0.8 million, or 3.1%, as compared to third quarter 2021. Adjusted Gross Profit Margin was 65.8% compared to 64.6% in the third quarter of 2021.
•
Net Income: Net Income increased by $2.8 million in third quarter 2022 to $5.7 million from $3.0 million in third quarter 2021. In the third quarter 2022, the Company recognized a total of $8.6 million of mark to market gains related to the change in fair value of the Seller's Earn-Out and Warrants liabilities.
•
Adjusted EBITDA*: Adjusted EBITDA* decreased to $3.6 million in third quarter 2022, a decrease of $5.4 million, or 59.9%, as compared to third quarter 2021. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 14.5% represented a decrease from 35.0% in third quarter 2021.

Third Quarter 2022 Business and Operating Highlights:

•
AdTheorent's active customers grew by 33, or 11% year-over year, to 339 as of September 30, 2022.
•
AdTheorent’s connected television ("CTV") revenue grew by 36% during the quarter to $3.6 million, as compared to $2.7 million in the third quarter of 2021. The Company saw positive returns on 2021 and 2022 investments intended to enhance the AdTheorent platform’s use of machine learning models to drive post-CTV ad exposure business outcomes for customers.
•
AdTheorent launched a first-of-its kind product, AdTheorent Health Predictive Audiences, which allows programmatic advertisers to target “audiences” in a more precise, data-driven and less opaque manner than previously possible. AdTheorent Health Predictive Audiences can be fully customized based on advertiser requirements and use primary-sourced healthcare data and statistics to identify the most qualified audiences for targeting consideration without relying on personalized information or user IDs.
•
In addition to AdTheorent’s core machine learning-powered platform and ID-independent impression-scoring capabilities, the Company is deploying customized vertical solutions, across a variety of seed or source data sets, to address the needs of advertisers in specialized industries. AdTheorent Health Predictive Audiences is a blueprint for delivering unique value through its platform across a variety of growth verticals.
•
AdTheorent continues to focus on bringing to market its Direct Access offering, a margin-accretive “self-service” business model. The Company has invested meaningfully in Direct Access and is already attracting net-new customers as it begins scaling this meaningful growth initiative. The Company experienced positive market validation in a number of areas: AdTheorent Direct Access’s industry-leading price transparency; the AdTheorent platform’s optimizers and tools which drive performance and efficiency; and the extent to which the AdTheorent platform’s intuitiveness, enhanced workflows and UI operationalize complex ML capabilities.

“Despite this year’s economic volatility, we have developed and are marketing transformational media buying and data activation technology which can be used on top of any seed or source data set to execute intelligent media buys in the programmatic marketplace,” said James Lawson, CEO of AdTheorent. “We offer advertisers many unique opportunities to get more from their digital media investments – and we are pleased to be enhancing our full-service managed programmatic capabilities while meaningfully scaling our go-to-market efforts for our Direct Access ‘self-service’ business model,” Lawson continued. “Our first-of-its-kind impression-scoring platform drives unique value for customers without dependence on user IDs or third-party audience segments, and despite a more challenging environment for a Company at our relatively early stage, we are extremely optimistic about our debt-free organization’s ability to grow in a profitable manner as we continue to educate our market and scale our efforts.”

* Adjusted Gross Profit and Adjusted EBITDA are non-Generally Accepted Accounting Principles ("non-GAAP") financial measures. See the supplementary schedules in this press release for a discussion of how the Company defines and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Fourth Quarter and Updated Full-Year 2022 Financial Outlook:

AdTheorent's growth may continue to be impacted in the remainder of 2022 by macroeconomic factors beyond the Company's control, such as the COVID-19 pandemic, inflationary pressures, recessionary fears and the ongoing conflict in Ukraine. Based on the current business environment, recent performance and these current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the fourth quarter and full-year 2022 includes the following:

Fourth quarter 2022:

•
Revenue in the range of $45.7 million to $50.7 million.
•
Adjusted gross profit in the range of $29.8 million to $33.0 million.
•
Adjusted EBITDA in the range of $5.3 million to $7.8 million.

Full-year ending December 31, 2022:

•
Revenue in the range of $160.0 million to $165.0 million.
•
Adjusted gross profit in the range of $105.9 million to $109.1 million.
•
Adjusted EBITDA in the range of $17.5 million to $20.0 million.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including stock compensation expense, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. For the same reason, the Company is unable to address the probable significance of the unavailable information.

About AdTheorent:

AdTheorent (Nasdaq: ADTH) uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's machine learning-powered Platform A\T powers its predictive targeting, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named an AdExchanger 2022 Top 50 Programmatic Power Player and was honored with an AI Breakthrough Award and "Most Innovative Product" (B.I.G. Innovation Awards) for five consecutive years. Additionally, AdTheorent is the only six-time recipient of Frost & Sullivan's "Digital Advertising Leadership Award." AdTheorent is headquartered in New York, with fourteen offices across the United States and Canada. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, November 10, 2022, to discuss its third quarter 2022 financial results and business highlights. The conference call can be accessed by dialing (888) 346-9287 from the United States and Canada or (412) 902-6656 International and asking to join the "AdTheorent conference call." The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Thursday, November 17, 2022, a telephone replay will be available by dialing (877) 344-7529 from the United States and Canada, or (412) 317-0088 International with Conference ID 2664436. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Presentation:

The Business Combination on December 22, 2021 was accounted for as a reverse recapitalization and accordingly, pursuant to GAAP, the condensed consolidated financial statements presented below as of and for the three and nine months ended September 30, 2021 have been recast and are presented on an as-converted basis using a calculated exchange ratio. In addition, the exchange ratio is utilized for calculating earnings per share in all prior periods presented.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding the COVID-19 pandemic, inflationary pressures, recessionary fears and the ongoing conflict in Ukraine.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com

(646) 277-1219

Press Contact:

Melanie Berger, AdTheorent

Press@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	September 30,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$67,842	$100,093
Accounts receivable, net	42,593	55,936
Income tax recoverable	99	95
Prepaid expenses	4,179	3,801
Total current assets	114,713	159,925
Property and equipment, net	572	409
Operating lease right of use assets	5,992	—
Investment in SymetryML Holdings	812	—
Customer relationships, net	5,594	8,986
Other intangible assets, net	6,804	7,608
Goodwill	34,842	35,778
Deferred income taxes, net	5,889	434
Other assets	369	402
Total assets	$175,587	$213,542

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,479	$12,382
Accrued compensation	4,415	10,530
Accrued expenses	3,361	4,664
Operating lease liabilities, current	1,270	—
Total current liabilities	17,525	27,576
Revolver borrowings	—	39,017
SAFE Notes	—	2,950
Warrants	3,905	12,166
Seller's Earn-Out	2,417	18,081
Operating lease liabilities, non-current	6,518	—
Deferred rent	—	1,869
Total liabilities	30,365	101,659
Commitments and contingencies

Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	80,939	70,778
Retained earnings	64,274	42,512
Total stockholders’ equity attributable to AdTheorent Holding Company, Inc.	145,222	113,299
Noncontrolling interests in consolidated subsidiaries	—	(1,416)
Total stockholders' equity	145,222	111,883
Total liabilities and stockholders’ equity	$175,587	$213,542

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$37,584	$39,534	$114,301	$110,368
Operating expenses:
Platform operations	19,581	19,217	58,207	52,368
Sales and marketing	11,127	9,209	32,540	25,689
Technology and development	3,955	2,913	12,393	8,046
General and administrative	4,729	3,073	15,433	13,187
Total operating expenses	39,392	34,412	118,573	99,290
(Loss) income from operations	(1,808)	5,122	(4,272)	11,078
Interest income (expense), net	97	(598)	(59)	(1,808)
Gain on change in fair value of Seller's Earn-Out	2,901	—	15,664	—
Gain on change in fair value of warrants	5,674	—	8,261	—
Gain on deconsolidation of SymetryML	—	—	1,939	—
Loss on change in fair value of SAFE Notes	—	—	(788)	—
Loss on fair value of investment in SymetryML Holdings	(39)	—	(49)	—
Other (expense) income, net	(5)	—	(24)	20
Total other income (expense), net	8,628	(598)	24,944	(1,788)
Net income before (provision) benefit for income taxes	6,820	4,524	20,672	9,290
(Provision) benefit for income taxes	(1,095)	(1,569)	540	(3,141)
Net income	$5,725	$2,955	$21,212	$6,149
Less: Net loss attributable to noncontrolling interest	—	198	550	539
Net income attributable to AdTheorent Holding Company, Inc.	$5,725	$3,153	$21,762	$6,688
Earnings per share:
Basic	$0.07	$0.05	$0.25	$0.11
Diluted	$0.06	$0.05	$0.23	$0.10
Weighted-average common shares outstanding:
Basic	86,492,025	59,882,523	86,003,514	59,882,523
Diluted	92,122,421	66,971,147	92,885,851	64,795,030

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted gross profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a % of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to adjusted gross profit for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Revenue	$37,584	$39,534	$114,301	$110,368
Less: Platform operations	19,581	19,217	58,207	52,368
Gross Profit	18,003	20,317	56,094	58,000
Add back: Other platform operations	6,739	5,228	19,979	14,995
Adjusted Gross Profit	$24,742	$25,545	$76,073	$72,995

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net income (loss), before interest expense, net, depreciation, amortization and income tax expense. Adjusted EBITDA is defined as EBITDA before stock compensation expense, transaction costs, management fees, non-core operations and other non-recurring items. Net income (loss) is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands)
Net income	$5,725	$2,955	$21,212	$6,149
Interest (income) expense, net	(97)	598	59	1,808
Tax provision (benefit)	1,095	1,569	(540)	3,141
Depreciation and amortization	1,973	2,130	6,015	6,354
EBITDA	$8,696	$7,252	$26,746	$17,452
Equity based compensation	2,783	110	8,627	382
Seller's Earn-Out equity-based compensation	373	—	1,364	—
Transaction costs (1)	—	907	(131)	3,345
Gain on change in fair value of Seller's Earn-Out (2)	(2,901)	—	(15,664)	—
Gain on change in fair value of warrants (3)	(5,674)	—	(8,261)	—
Gain on deconsolidation of SymetryML (4)	—	—	(1,939)	—
Loss on change in fair value of SAFE Notes (5)	—	—	788	—
Loss on fair value of investment in SymetryML Holdings	39	—	49	—
Separation expense related to headcount reductions	270	—	270	—
Management fees (6)	—	218	—	653
Lease termination fee	—	—	—	4,243
Non-core operations (7)	—	462	351	1,656
Adjusted EBITDA	$3,586	$8,949	$12,200	$27,731

(1)
Includes incurred transaction-related expenses and costs related to strategic initiatives in the three and nine months ended September 30, 2021 which were suspended due to the COVID-19 pandemic. In the three and nine months ended September 30, 2022, includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the "Business Combination") on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the increase in fair value of the Seller's Earn-Out in the three and nine months ended September 30, 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The gain represents the increase in fair value of the warrants in the three and nine months ended September 30, 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2022 filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2022 filed today, for more information.
(6)
On December 22, 2016, the Company closed a growth recapitalization transaction with H.I.G. Capital. The agreements related to fees paid to H.I.G. Capital were discontinued effective December 22, 2021, the closing date of the Business Combination.
(7)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company no longer consolidated SymetryML. Refer to Note 18 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of September 30, 2022 filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(In thousands, except for percentages)
Gross Profit	$18,003	$20,317	$56,094	$58,000
Net income	$5,725	$2,955	$21,212	$6,149
Net income as a % of Gross Profit	31.8%	14.5%	37.8%	10.6%
Adjusted Gross Profit	$24,742	$25,545	$76,073	$72,995
Adjusted EBITDA	$3,586	$8,949	$12,200	$27,731
Adjusted EBITDA as a % of Adjusted Gross Profit	14.5%	35.0%	16.0%	38.0%
Gross Profit	$18,003	$20,317	$56,094	$58,000
Revenue	$37,584	$39,534	$114,301	$110,368
Gross Profit as a % of Revenue	47.9%	51.4%	49.1%	52.6%
Revenue	$37,584	$39,534	$114,301	$110,368
Adjusted Gross Profit	$24,742	$25,545	$76,073	$72,995
Adjusted Gross Profit as a % of Revenue	65.8%	64.6%	66.6%	66.1%